UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 10, 2006

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-2578	OHIO EDISON COMPANY	34-0437786
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-2323	THE CLEVELAND ELECTRIC ILLUMINATING COMPANY	34-0150020
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-3583	THE TOLEDO EDISON COMPANY	34-4375005
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 10, 2006, Ohio Edison Company, The Cleveland Electric Illuminating Company and The Toledo Edison Company (Companies), wholly owned subsidiaries of FirstEnergy Corp., filed a Motion for Clarification of the Order of the Public Utilities Commission of Ohio (PUCO) that approved the Companies’ Rate Certainty Plan. The Companies are seeking clarity on issues related to distribution deferrals, including requirements of the review process, timing for booking of certain deferrals, and definitions of the types of expenditures that qualify. The Companies are also seeking confirmation that the list of deferrable distribution expenditures originally included in the revised stipulation fall within the PUCO Order definition.

The Companies reserved the right to file an Application for Rehearing if the PUCO denies the Companies’ Motion. The Companies have also requested the PUCO to immediately authorize the implementation of the Generation Charge Adjustment Factor requested in an Application filed in May 2005, which Application was consolidated by the PUCO in the Rate Certainty Plan proceeding, in the event the PUCO would deny an Application for Rehearing.

FirstEnergy's press release is attached hereto as exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Press release issued by FirstEnergy Corp., dated January 10, 2006

Forward-Looking Statements: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), the uncertainty of the timing and amounts of the capital expenditures (including that such amounts could be higher than anticipated) or levels of emission reductions related to the settlement agreement resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of governmental investigations and oversight, including by the Securities and Exchange Commission, the United States Attorney's Office, the Nuclear Regulatory Commission and the various state public utility commissions (including the final outcome of further proceedings with respect to the Ohio companies' Rate Certainty Plan) as disclosed in the registrants' Securities and Exchange Commission filings, generally, and with respect to the Davis-Besse Nuclear Power Station outage and heightened scrutiny at the Perry Nuclear Power Plant in particular, the continuing availability and operation of generating units, the ability of generating units to continue to operate at, or near full capacity, the inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce factors), the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities and other capital markets and the cost of such capital, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, circumstances which may lead management to seek, or the Board of Directors to grant, in each case in its sole discretion, authority for the implementation of a share repurchase program in the future, the risks and other factors discussed from time to time in the registrants' Securities and Exchange Commission filings, including their annual report on Form 10-K for the year ended December 31, 2004, and other similar factors. The registrants expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 10, 2006

FIRSTENERGY CORP.
Registrant

OHIO EDISON COMPANY
Registrant

THE CLEVELAND ELECTRIC
ILLUMINATING COMPANY
Registrant

THE TOLEDO EDISON COMPANY
Registrant

/s/ Jeffrey R. Kalata
Jeffrey R. Kalata Assistant Controller